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                                                              EXHIBIT (h)(14)(b)

[LOGO] American General Life Companies

                               December ___, 2010

PIMCO Variable Insurance Trust
840 Newport Center Drive
Suite 300
Newport Beach, California 92660

Re:      (1)      Participation Agreement dated April 1, 2000 among American
                  International Life Assurance Company of New York ("AI Life"),
                  PIMCO Variable Insurance Trust (the "Trust") and Allianz
                  Global Investors Distributors LLC (formerly PIMCO Funds
                  Distributors LLC) ("Participation Agreement")
         (2)      Services Agreement dated April 1, 2000 between AI Life and
                  Pacific Investment Management Company ("Services Agreement")
         (3)      PIMCO Variable Insurance Trust Services Agreement dated April
                  1, 2000 between the Trust and AI Life ("Trust Services
                  Agreement")
         (4)      Rule 22c-2 Amendment to Participation Agreement dated April
                  16, 2007 among Allianz Global Investors Distributors LLC, the
                  Trust, AI Life, AIG Life Insurance Company ("AIG Life"),
                  American General Life Insurance Company ("AGL") and The United
                  States Life Insurance Company in the City of New York ("USL")
                  ("Rule 22c-2 Agreement") (Participation Agreement, Services
                  Agreement, Trust Services Agreement and Rule 22c-2 Agreement are collectively referred to hereinafter as the "Agreements")

Dear Fund Partner:

         As you may already be aware, AI Life will be merging with and into The United States Life Insurance Company in the City of New York ("USL"), the surviving company, effective December 31, 2010 (hereinafter referred to as the "Merger").

         Your fund trust company may have agreements with AI Life and AIG Equity Sales Corp. pursuant to which the trust acted as an investment vehicle for separate accounts established by AI Life for variable life insurance policies and variable annuity contracts (the "Contracts").

         As a result of the Merger, if AI Life was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assigned to USL which company will assume the rights, duties and obligations of AI Life thereunder.

         Pursuant to Section 12.8 of the Participation Agreement, Section 4 of the Services Agreement and Section 13 of the Trust Services Agreement, AI Life hereby requests your consent to the assignment of its rights, duties and obligations under such agreements to USL. Because AI Life and USL are both parties to the same Rule 22c-2 Agreement, the existing Rule 22c-2 Agreement will remain in force for the former AI Life contracts/policies after the Merger is effective, with USL assuming AI Life's obligations. Please indicate your consent to these assignments by signing below. The consent to the assignments will be effective December 31, 2010.

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         AGL, USL and AIG Life are parties to the Rule 22c-2 Agreement, however, their rights, duties and obligations under the Agreement are unaffected by the Merger. Effective December 8, 2009, AIG Life changed its name to American
General Life Insurance Company of Delaware.

         To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

         If you have any questions regarding this matter, please contact
                 at                   or                 at .
---------------     ---------------      ---------------

AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK

                                           ATTEST:

By:                                        By:
    ---------------------------------         ---------------------------------

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

                                           ATTEST:

By:                                        By:
    ---------------------------------         ---------------------------------

AMERICAN GENERAL LIFE INSURANCE
COMPANY OF DELAWARE (formerly AIG Life Insurance Company)

                                           ATTEST:

By:                                        By:
    ---------------------------------         ---------------------------------

AMERICAN GENERAL LIFE INSURANCE
COMPANY

                                           ATTEST:

By:                                        By:
    ---------------------------------         ---------------------------------

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Consented to, Acknowledged and Agreed:

PIMCO VARIABLE INSURANCE TRUST

By:
    ---------------------------------
    Name:
    Title:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
    ---------------------------------
    Name:
    Title:

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:
    ---------------------------------
    Name:
    Title:

                      AMERICAN GENERAL LIFE COMPANIES, LLC
                 2929 Allen Parkway, A30-25 . Houston, TX 77019